Exhibit 16

One Linden Place
Great Neck, NY 11021-2640
Tel (516) 829-0900
Fax (516) 829-0906
81 Main Street
White Plains, NY 10601-1716
Tel (914) 997-0800
Fax (914) 948-2152
June 24, 2005

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We have read the statements made by Lightstone Value Plus Real Estate Investment Trust, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of Lightstone Value Plus Real Estate Investment Trust, Inc. Form 8-K report dated June 24, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Kamler, Lewis & Noreman, LLP

Kamler, Lewis & Noreman, LLP